Exhibit 99.1

Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario
Canada L4G 7K1
Tel (905) 726-2462 Fax (905) 726-2585

Magna Entertainment Corp. Announces Receipt of Nasdaq Staff Deficiency Letter

AURORA, ON, Feb. 13, 2008/PRNewswire-FirstCall/ - Magna Entertainment Corp. (“MEC”) (NASDAQ: MECA; TSX: MEC.A) today announced that on February 12, 2008, it received notice from The Nasdaq Stock Market advising that, in accordance with Nasdaq Marketplace Rule 4450(e)(2), MEC has 180 calendar days, or until August 11, 2008, to regain compliance with the minimum bid price for MEC’s publicly held Class A Subordinate Voting Stock required for continued listing on the Nasdaq Global Market, as set forth in Nasdaq Marketplace Rule 4450(a)(5). MEC received this notice because the bid price of its publicly held Class A Subordinate Voting Stock closed below the $1.00 per share minimum for 30 consecutive business days prior to February 12, 2008.

The notice also states that if, at any time before August 11, 2008, the bid price of MEC’s Class A Subordinate Voting Stock on the Nasdaq Global Market closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Nasdaq staff will provide MEC with written notification that it has achieved compliance with its listing requirements. However, the notice states that if MEC cannot demonstrate compliance with such rule by August 11, 2008 (or such later date as may be permitted by Nasdaq), the Nasdaq staff will provide MEC with written notification that its Class A Subordinate Voting Stock will be delisted.

During this 180 calendar day period, MEC’s Class A Subordinate Voting Stock will continue to trade on the Nasdaq Global Market.  This notification has no effect on the listing of MEC’s Class A Subordinate Voting Stock on the Toronto Stock Exchange.

On February 12, 2008, MEC’s Class A Subordinate Voting Stock closed at $0.76 on the Nasdaq Global Market.

About MEC

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MEC, North America’s largest owner and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM)

Forward-Looking Statements

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This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding the August 11, 2008 deadline for compliance with the Nasdaq Stock Market continuing listing requirements, and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether, or the times at or by which, such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from our forward-looking statements. Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes: in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For further information: Blake Tohana, Executive Vice-President and Chief Financial Officer, Magna Entertainment Corp., 337 Magna Drive, Aurora, ON, L4G 7K1, Tel: (905) 726-7493